Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2010 relating to the financial statements of the Whitney National Bank Savings Plus Plan, which appears in Whitney Holding Corporation's Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

June 6, 2011